Execution Version
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), is dated as of December 17, 2024 (the “Effective Date”), is made by and among Gentex Corporation, a Michigan corporation (“Parent”), Instrument Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and each of the stockholders of VOXX International Corporation, a Delaware corporation (the “Company”), set forth on Exhibit A attached hereto (collectively, the “Stockholders,” and individually a “Stockholder”). Parent, Merger Sub and the Stockholders are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub, and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for, among other things and subject to the terms and conditions of the Merger Agreement, Merger Sub to be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”);
WHEREAS, as of the Effective Date, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A attached hereto (each, including any such Additional Securities (as defined below) an “Owned Share”); and
WHEREAS, as a condition and an inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, concurrently with the execution and delivery of the Merger Agreement, the Stockholders are entering into this Agreement with Parent and Merger Sub, pursuant to which, among other things, each such Stockholder has agreed to vote in favor of the adoption of the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
STOCKHOLDERS CONSENT;
AGREEMENT TO VOTE AND IRREVOCABLE PROXY
Section 1.1Agreement to Vote
Each Stockholder hereby irrevocably and unconditionally agrees that, from the Effective Date until the earlier of (a) the time that the Company Stockholder Approval has been obtained or (b) termination of this Agreement in accordance with Section 5.1 (the “Agreement Term”), such Stockholder shall (i) take all such actions as may be reasonably required to cause each of such Stockholder’s Owned Shares to be present, in person or by proxy, at the Company Stockholder Meeting for purposes of determining a quorum and (ii) at any Company Stockholder Meeting vote (or cause to be voted), to the extent entitled to vote thereon, all of such Stockholder’s Owned Shares:
(A)in favor of (I) adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and (II) the approval of any proposal to adjourn such Company Stockholder Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and
(B)against (I) any Acquisition Proposal, (II) any action that would reasonably be expected to result in a breach of or failure to perform any representation, warranty, covenant or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement, (III) any action that would reasonably be expected to prevent or materially delay or impede the consummation of the transactions contemplated by the Merger Agreement, including the Merger, (IV) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, material business transaction, sale of assets, reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, and (V) any amendment of the Company’s organizational documents that would reasonably be expected to impair the ability of the Company, Parent or Merger Sub to complete the Merger, or that would or would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the consummation of the Merger;
(C)provided, for the avoidance of doubt, nothing in this Agreement shall require any Stockholder to vote in any manner with respect to any amendment to the Merger Agreement that (i) decreases the Per Share Merger Consideration or changes the form of the Per Share Merger Consideration payable to stockholders of the Company; (ii) imposes any material restrictions or any additional conditions on the consummation of the Merger or the payment of the Merger Consideration to stockholders of the Company; or (iii) extends the End Date.
Section 1.2Other Voting Rights
For the avoidance of doubt, except as expressly set forth in this Agreement, nothing in this Agreement shall limit the right of any Stockholder to vote in favor of, against, or abstain with respect to any matter presented to the Company’s stockholders not addressed by this Agreement.

Section 1.3Grant of Irrevocable Proxy
Each Stockholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote at the Company Stockholder Meeting during the Agreement Term, with respect to such Stockholder’s Owned Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 1.1 (the “Proxy”); provided, however, that such Proxy shall be effective if, and only if, the Stockholder has not delivered to the Corporate Secretary of the Company, at least two Business Days prior to the Company Stockholder Meeting, a duly executed proxy card directing that such Stockholder’s Owned Shares be voted in accordance with Section 1.1. The Proxy is given to secure the performance of the duties of each Stockholder under this Agreement, and its existence will not be deemed to relieve any Stockholder of such Stockholder’s obligations under this Agreement. The Proxy shall expire and be deemed revoked automatically at the expiration of the Agreement Term or in the event of termination of this Agreement pursuant to Section 5.1.
Section 1.4Nature of Irrevocable Proxy
The Proxy granted by each Stockholder is irrevocable during the Agreement Term or until this Agreement is terminated pursuant to Section 5.1, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by any Stockholder with regard to such Stockholder’s Owned Shares and each Stockholder acknowledges that the Proxy constitutes an inducement for Parent and Merger Sub to enter into the Merger Agreement. The power of attorney granted by each Stockholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of such Stockholder.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
Each Stockholder, on behalf of itself, severally, but not jointly, hereby represents and warrants to Parent and Merger Sub as of the Effective Date:
Section 2.1Power; Due Authorization; Binding Agreement
Such Stockholder, if an entity, has all requisite corporate or limited liability company power (as applicable) and authority and, and if a natural person, legal capacity, to enter into this Agreement and subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by the Merger Agreement, including the Merger. If the Stockholder is an entity, the execution and delivery of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, limited liability company or other applicable action on the part of such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder. Assuming the due and valid authorization, execution and delivery hereof by the other Parties, this Agreement constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforcement may be subject to the Bankruptcy and Equity Exceptions.

Section 2.2Ownership of Shares
(a)    Such Stockholder’s Owned Shares are owned beneficially and of record by such Stockholder free and clear of any Liens. Such Stockholder does not beneficially own any capital stock or other securities of the Company other than the Owned Shares and does not beneficially own any rights to purchase or acquire any shares of capital stock of the Company except as set forth opposite such Stockholder’s name on Exhibit A, or that are outstanding equity awards under the Company’s equity incentive plan. Other than restrictions in favor of Parent pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act, as of the Effective Date such Stockholder has (except as otherwise permitted by this Agreement) sole dispositive power over the Owned Shares and sole voting power with respect to the matters set forth in Section 1.1 in respect of all of the Owned Shares of such Stockholder and no proxies have been given in respect of any or all of such Owned Shares other than proxies which have been validly revoked prior to the Effective Date.
(b)    For purposes of this Agreement, the term “beneficial owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the SEC under the 1934 Act; provided that, without limiting the generality of the foregoing, for purposes of determining beneficial ownership, a Person shall not be deemed to be the beneficial owner of any shares of Company Common Stock which such Person has the right to acquire pursuant to any contract or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise, or upon the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing, unless and until such Person has actually acquired such shares of Company Common Stock upon such exercise, satisfaction, occurrence or combination thereof. The terms “beneficial ownership,” “beneficially own” and “beneficially owned” shall have correlative meanings.
Section 2.3Adequate Information
Such Stockholder is a sophisticated holder with respect to the Owned Shares and has adequate information concerning the transactions contemplated by the Merger Agreement, including the Merger, and concerning the business and financial condition of Parent and the Company to make an informed decision regarding the matters referred to herein and has independently, without reliance upon the Company, and based on such information as such Stockholder has deemed appropriate, made such Stockholder’s own analysis and decision to enter into this Agreement.
Section 2.4No Conflict
The execution and delivery of this Agreement by such Stockholder does not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require the consent or approval of, or any filing with, any other Person, other than filings under the Exchange Act, (b) if an entity, conflict with or violate any organizational document of such Stockholder, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on, any of the Owned Shares pursuant to any Contract to which such Stockholder is a party or by which such Stockholder or any of the Owned Shares are bound, or (d) violate any applicable Laws applicable to such Stockholder or any of its assets (including the Owned Shares), except for any of the foregoing which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect the Stockholder’s ability to perform its obligations under this Agreement.
Section 2.5Acknowledgment
Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.
Section 2.6Transaction Fee
Such Stockholder has not employed any investment banker, broker or finder in connection with the Merger who is entitled to any fee or any commission from Parent or the Company or any of their respective Subsidiaries in connection with or upon consummation of the Merger or any other transaction contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company or its other affiliates shall not be deemed to be an arrangement of such Stockholder).
Section 2.7Actions and Proceedings
There are no (a) Actions pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its assets or (b) outstanding Orders or Contracts settling any actual or threatened Action to which such Stockholder or any of its assets are subject or bound, in each case, which would prevent, materially delay or impair in any material respect such Stockholder’s ability to perform its obligations under this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Section 3.1Parent and Merger Sub hereby represent and warrant to each Stockholder as of the Effective Date:
Section 3.1Power; Due Authorization; Binding Agreement
Section 3.2Each of Parent and Merger Sub has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub, and the consummation by each such entity of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership or other applicable action on the part of such entity, and no other proceedings on the part of such entity are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub, and assuming the due and valid authorization, execution and delivery hereof by the other Parties, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against such entity in accordance with its terms, except that such enforcement may be subject to the Bankruptcy and Equity Exceptions.
Section 3.3No Conflict

Section 3.4The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of the terms of this Agreement by each of Parent and Merger Sub will not, (a) require the consent or approval of, or any filing with, any other Person, other than filings under the Exchange Act, (b) conflict with or violate any organizational document of such entity, (c) conflict with or violate or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on the assets or properties of Parent or Merger Sub pursuant to any Contract to which either such entity is a party or by which either such entity is bound, or (d) violate any applicable Laws applicable to such entity or any of its assets, except for any of the foregoing which would not, individually or in the aggregate, prevent, materially delay or impair in any material respect Parent and Merger Sub’s ability to perform its obligations under this Agreement.
Section 3.5Actions and Proceedings
Section 3.6There are no (a) Actions pending or, to the knowledge of Parent or Merger Sub, threatened against such entities or any of their respective assets or (b) outstanding Orders or Contracts settling any actual or threatened Action to which such Parent or Merger Sub or any of their respective assets are subject or bound, in each case, which would prevent, materially delay or impair in any material respect Parent’s or Merger Sub’s ability to perform its obligations under this Agreement.
ARTICLE IV
COVENANTS OF THE STOCKHOLDERS
Section 4.1Restriction on Transfer, Proxies and Non-Interference
Each Stockholder hereby agrees, during the Agreement Term, not to, directly or indirectly, voluntarily or involuntarily, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or limitation on the voting rights of, any of the Owned Shares or any economic interest therein (any such action, a “Transfer”), (b) grant any proxies or powers of attorney with respect to the Owned Shares of such Stockholder, deposit any such Owned Shares into a voting trust or enter into a voting agreement with respect to any such Owned Shares, in each case with respect to any vote on the approval and adoption of the Merger Agreement or any other matters set forth in Section 1.1 of this Agreement, (c) form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any Persons with respect to any securities of the Company, or (d) commit or agree to take any of the foregoing actions during the Agreement Term; provided, that, the foregoing notwithstanding, the following Transfers are permitted: (i) Transfers of Owned Shares to any affiliate of such Stockholder, or by will, intestacy, Order or by operation of Law or other transfers for estate planning purposes to a party who has agreed in writing (the form and substance of which is reasonably acceptable to Parent) to be bound by the terms of this Agreement; or (ii) Transfers of Owned Shares with Parent’s prior written consent.
Section 4.2Additional Securities
From the Effective Date until the earlier of (a) the termination of this Agreement pursuant to Section 5.1 and (b) the Company Stockholder Meeting, in the event any Stockholder becomes the record and beneficial owner of (i) any shares of Company Common Stock or any other voting securities of the Company, (ii) any securities which may be converted into or exchanged for such share or other securities, or (iii) any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or other securities (collectively, “Additional Securities”), such Additional Securities will be subject to the terms of this Agreement and the covenants applicable to the Owned Shares hereunder shall apply to such Additional Securities as though owned by the Stockholder on the Effective Date.
Section 4.3Merger Agreement Obligations
Subject to Section 4.4, and subject to each Stockholder’s or its affiliate’s right to take any action solely in his or her capacity as an officer or director of the Company that an officer acting on behalf of the Company or a director of the Company, respectively, (i) is not expressly prohibited from taking or (ii) would not be expressly prohibited from taking, in each case by Section 5.03 of the Merger Agreement, each Stockholder agrees that during the Agreement Term, it shall not, and shall cause its affiliates (other than passive investors in the Stockholder who are not otherwise affiliates of the Stockholder or involved in advising or managing such Stockholder or any of its affiliates) and each of its and their respective Representatives not to, directly or indirectly through another Person, (a) solicit, initiate, knowingly encourage or knowingly facilitate any Acquisition Proposal or offer or inquiry that would reasonably be expected to lead to any Acquisition Proposal, or the making or consummation thereof, (b) other than to inform any Person of the existence of the provisions contained in this Section 4.3, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or afford any Person access to the business, properties, assets, books or records of the Company or any of its Subsidiaries in connection with, or otherwise knowingly cooperate or assist any effort by any Person in making, any Acquisition Proposal, (c) enter into any agreement, letter of intent, memorandum of understanding, agreement in principle or similar agreement or document with respect to any Acquisition Proposal, or (d) commit to do any of the foregoing, in any such case if such action taken by the Company or any officer or director of the Company would constitute a breach of the provisions of Section 5.03 of the Merger Agreement.
Section 4.4No Limitations on Actions
Parent expressly acknowledges that each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the beneficial owner of Owned Shares and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of such Stockholder, or any of such Stockholder’s affiliates, in such Stockholder’s, or any of such Stockholder’s affiliates’, capacity, if applicable, as a director of the Company. Parent shall not assert any claim that any action taken by such Stockholder, or any of such Stockholder’s affiliates, in such Stockholder’s, or any of such Stockholder’s affiliates’, capacity, if applicable, as a director of the Company violates any provision of this Agreement.

Section 4.5Further Assurances
From time to time, at the reasonable request of Parent and without further consideration, each Stockholder shall, at Parent’s cost and expense, use reasonable best efforts to execute and deliver such additional documents and take all such further action as may be reasonably necessary to comply with such Stockholder’s obligations under this Agreement.
Section 4.6Notice of Acquisitions
Each Stockholder (severally and not jointly) agrees to notify Parent as promptly as reasonably practicable (and in any event within two Business Days after receipt) orally and in writing of the number of any additional Company Shares or other securities of the Company of which such Stockholder acquires beneficial ownership on or after the date hereof.
Section 4.7General Covenants
Each Stockholder agrees that such Stockholder shall not enter into any Contract with any Person or take any other action that violates such Stockholder’s covenants and obligations under this Agreement.
ARTICLE V
MISCELLANEOUS
Section 5.1Termination of this Agreement
This Agreement, and all obligations, terms and conditions contained herein, shall automatically terminate without any further action required by any Party upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, or (c) the Board making a Company Adverse Recommendation Change pursuant to the Merger Agreement.
Section 5.2Effect of Termination
In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any Party; provided, however, no such termination shall relieve any Party from any liability for any breach of this Agreement occurring prior to such termination and the provisions of this ARTICLE V, shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at Law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination. Nothing in the Merger Agreement shall relieve any Stockholder from any liability arising out of or in connection with this Agreement.
Section 5.3No Ownership Interest
Section 5.4Nothing contained in this Agreement shall be deemed to vest in Parent, Merger Sub or any other Person any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. Each Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. All rights and all ownership and economic benefits of and relating to a Stockholder’s Owned Shares shall remain vested in and belong to such Stockholder and its applicable controlled affiliates, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent or Merger Sub any power, sole or shared, to direct or control the voting or disposition of any of such Stockholder’s Owned Shares or in the exercise of such Stockholder’s rights as a stockholder of the Company. Nothing in this Agreement shall be interpreted (i) as creating or forming a “group” with any other Person, including Parent, Merger Sub or any other Stockholder, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law or (ii) as causing any other Person, including Parent, Merger Sub or any other Stockholder, to be an affiliated stockholder or to have voting power, “control” or beneficial ownership over any Stockholder’s Owned Shares.
Section 5.5Entire Agreement
This Agreement (together with the Merger Agreement) and other documents delivered in connection with this Agreement contain the entire understanding of the Parties in respect of their subject matter and supersede all prior agreements and understandings (oral or written) between the Parties with respect to such subject matter, other than the Confidentiality Agreement.
Section 5.6Binding Effect; Assignment
The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any Party without the prior written consent of the other Parties.
Section 5.7Amendment
This Agreement may only be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any provision of this Agreement shall be effective except by written instrument executed by the Party against whom the waiver is to be effective. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.
Section 5.8Notices
All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) one Business Day after deposit with Federal Express or similar overnight courier service for delivery the next Business Day, (c) upon confirmation by email transmission (with a copy sent by overnight prepared courier service for delivery the next Business Day) or (d) three Business Days after being mailed by first class mail, return receipt requested. Notices, demands and other communications to the Parties shall, unless another address is specified in writing, be sent to the addresses indicated below:
if to Parent or Merger Sub, to:

Gentex Corporation
600 N. Centennial
Zeeland, MI 49464
Attention: General Counsel
Email: legal.notification@gentex.com
with a copy (which shall not constitute notice) to:
Jones Day
901 Lakeside Avenue
Cleveland, OH 44114
Attention: Benjamin L. Stulberg
Email: blstulberg@jonesday.com
and
Jones Day
325 John H. McConnell Blvd., Suite 600
Columbus, OH 43215
Attention: Ashley L. Gullett
Email: agullett@jonesday.com
if to the Stockholders, to:
[REDACTED]
Attention:
Email:
with a copy (which shall not constitute notice) to:
Stopol & Camelo, LLP
180 Marcus Blvd.
Hauppauge, NY 11788
Attention: Larry Stopol
Email: Larry@stopolcamelo.com
Section 5.9Governing Law
This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
Section 5.10Consent to Jurisdiction
Each Party hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery or, if under applicable Law the Delaware Court of Chancery does not have proper subject matter jurisdiction, any federal or state court in the State of Delaware (and appellate courts thereof) (the “Delaware Courts”) for any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof. Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in such court. Each of the Parties irrevocably and unconditionally waives and agrees not to plead or claim in any such court (a) that it is not personally subject to the jurisdiction of the Delaware Courts for any reason other than the failure to serve process in accordance with applicable Law, (b) that it or its property is exempt or immune from jurisdiction of the Delaware Courts or from any legal process commenced in the Delaware Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law that (i) the suit, action or proceeding in the Delaware Courts is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Delaware Courts.
Section 5.11Waiver of Jury Trial
EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 5.12Specific Performance
The Parties agree that irreparable harm would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, without posting bond or other undertaking, the Parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (a) by seeking any remedy provided for in this Section 5.11, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement and (b) nothing contained in this Section 5.11 shall require any Party to institute any action for (or limit such Party’s right to institute any action for) specific performance under this Section 5.11 before exercising any other right under this Agreement.

Section 5.13Severability
If any provisions of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable in any jurisdiction, then (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 5.14Counterparts
This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.
Section 5.15Interpretation
The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to an Article, Section, paragraph, clause or Exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to any “statute” or “regulation” are to the statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any “section of any statute or regulation” include any successor to the section. The definition of any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. All references to “$” in this Agreement shall be deemed references to United States dollars. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. The headings contained herein (including in the Exhibits) are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. The Parties agree that the terms and language of this Agreement were the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.
Section 5.16Publication
Each Stockholder hereby permits the Company, Parent and Merger Sub to publish and disclose in any documents or schedules filed with the SEC and any other disclosures or filings required by applicable Law such Stockholder’s identity and ownership of the Owned Shares and the nature of such Stockholder’s commitments pursuant to this Agreement; provided, that each of the Company, Parent and Merger Sub will provide a reasonably opportunity for such Stockholder’s prior review of any such disclosure or filing, and will consider in good faith any comments proposed by such Stockholder.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

GENTEX CORPORATION

By: /s/ Scott Ryan
Name: Scott Ryan
Title: Vice President, General Counsel and Corporate Secretary

INSTRUMENT MERGER SUB, INC.

By: /s/ Kevin Nash
Name: Kevin Nash
Title: Chief Financial Officer and Treasurer

STOCKHOLDERS:
SHALVOXX A HOLDCO LLC

By: /s/ John Shalam
Name: John Shalam
Title: Manager
By: /s/ Ari Shalam
Name: Ari Shalam
Title: Manager
SHALVOXX B HOLDCO LLC

By: /s/ John Shalam
Name: John Shalam
Title: Manager
By: /s/ Ari Shalam
Name: Ari Shalam
Title: Manager
/s/ Ari M. Shalam
Name: Ari M. Shalam

/s/ David Shalam
Name: David Shalam

/s/ Marc Shalam
Name: Marc Shalam

[Signature Page to Voting and Support Agreement]

Exhibit A

Company Stock Ownership

Stockholder	Number of Shares Beneficially Owned
SHALVOXX A HOLDCO LLC	1,915,373 shares of Class A Common Stock
SHALVOXX B HOLDCO LLC	2,144,152 shares of Class B Common Stock
Ari M. Shalam	19,057 shares of Class A Common Stock 38,934 shares of Class B Common Stock
David Shalam	734 shares of Class A Common Stock 38,934 shares of Class B Common Stock
Marc Shalam	734 shares of Class A Common Stock 38,934 shares of Class B Common Stock

[Signature Page to Voting and Support Agreement]